EXHIBIT 10.2

EXECUTION VERSION

AMENDMENT TO SUBSCRIPTION AGREEMENT

This AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) is entered into on August 17, 2021 by and between VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (the “Company”), and Alameda Research Ventures LLC (“Subscriber”). Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in that certain Subscription Agreement, dated as of June 7, 2021 (the “Subscription Agreement”), by and between the Company and Subscriber.

RECITALS

WHEREAS, pursuant to Section 8(h) of the Subscription Agreement, the parties hereto desire to amend the Subscription Agreement as set forth in this Amendment, effective as of the date hereof.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

Section 1 Subscriber Name. The Subscription Agreement is hereby amended to replace all references to “Alameda Research Ventures Ltd.” with “Alameda Research Ventures LLC”. The parties hereto acknowledge that such amendment is necessary to correct a scrivener’s error in the Subscription Agreement and to reflect the proper name of Subscriber.

Section 2 Amendment to Section 2(b) of the Subscription Agreement. Section 2(b) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

(b) At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying the anticipated Closing Date. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. The obligations of Subscriber to pay the Purchase Price at the Closing shall be discharged, and the Purchase Price shall be considered fully paid by Subscriber for purposes of this Agreement, by the concurrent discharge of Dave’s obligation to repay the Principal (as defined in that certain Promissory Note, dated as of August 17, 2021, by and between Dave and Subscriber (the “Note”)) under the Note, pursuant to the terms of this Section 2(b) and terms of the Note (including Section 1 of the Note). For the avoidance of doubt, Subscriber shall not be obligated to pay any additional cash pursuant to this Subscription Agreement with respect to the Purchase Price in order to receive the Subscribed Shares and agrees and acknowledges that (x) the obligation of Dave to repay the Principal under the Note shall automatically be fully discharged and cancelled upon the issuance of the Subscribed Shares and (y) the Note shall automatically be fully discharged and cancelled upon the issuance of the Subscribed Shares and the payment of any accrued interest under the Note in cash by Dave to the Subscriber (at a bank account to be designed by Subscriber no less than five (5) Business Days prior to the Closing Date). At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions

(other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date.

Section 3 Amendment to Section 2(c) of the Subscription Agreement. Section 2(c) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything herein to the contrary, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6, Subscriber shall remain obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

Section 4 No Other Amendments; Other Provisions. Except as expressly amended by this Amendment, the Subscription Agreement will remain in full force and effect without any amendment or other modification thereto, and all of the provisions of the Subscription Agreement are equally applicable to this Amendment.

Section 5 References. On and after the date hereof, each reference in the Subscription Agreement to “this Subscription Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document (including, without limitation, the Transaction Agreement of like import referring to the Subscription Agreement, means and references the Subscription Agreement as amended hereby.

Section 6 Counterparts. This Amendment may be executed in separate counterparts (including, without limitation, counterparts transmitted by facsimile or by other electronic means), each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures of the parties transmitted by facsimile or by other electronic means shall be deemed to be original signatures for all purposes and shall have the same force and effect as a manual signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

COMPANY:

VPC IMPACT ACQUISITION HOLDINGS III, INC.

By:	/s/ Gordon Watson
Name:	Gordon Watson
Title:	Co-Chief Executive Officer

[Signature Page to Amendment to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

SUBSCRIBER:

ALAMEDA RESEARCH VENTURES LLC

By:	/s/ Sam Bankman-Fried
Name:	Sam Bankman-Fried
Title:	CEO

[Signature Page to Amendment to Subscription Agreement]